UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

VNUE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53462	98-0543851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

104 W. 29th Street 11th Floor

New York, New York 10001

(Address of principal executive offices, including ZIP code)

(833) 937-5493

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

VNUE, Inc., a Nevada corporation (the “Company”), makes the following disclosure pursuant to an order issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2020 (the “SEC Order”), providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the outbreak of the novel coronavirus (“COVID-19”).

The current outbreak of COVID-19 has posed a significant impact on the Company’s ability to file on a timely basis its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), which is due to be filed on March 30, 2020 (the “Original Due Date”). Therefore, the Company has elected to rely on the conditional filing relief provided under the SEC Order.

The preparation of the Company’s Annual Report, including financial statements and completion of the auditing process, has been delayed by government-imposed quarantines, office closures and travel restrictions, which affect both the Company’s and its professional service provider’s personnel. Our office closing and quarantines have impacted our ability to both internally compile and complete our financial statements and to provide business records and to meet with auditors. Office staff has been forced to work remotely without access to the records kept in the Company’s offices. Considering the lack of time for the compilation, dissemination and review of the information required to be presented, and the importance of investors receiving materially accurate information in the Annual Report, the Company has decided to rely on the SEC Order. The Company plans to file the Annual Report no later than May 14, 2020, or within 45 days after the Original Due Date.

When we file the Annual Report, we plan to include the substantially following risk factor in addition to any other risk factors that we determine are appropriate, so as to reflect the yet unknown and constantly developing effects of the COVID-19 lockdown and worldwide crisis:

The outbreak of the coronavirus disease (COVID-19), and the resulting government-imposed quarantines, entertainment venue and office closings and travel restrictions, will have a material adverse effect on our business, financial condition and results of operations. Many of these effects are not even completely known at this time.

The current outbreak of COVID-19 could have a material and adverse effect on our business operations. The lockdowns and quarantines have already had a significant impact on our business sector. These include disruptions or restrictions on public entertainment events and venues, our (and the general public’s) ability to travel or to market our products and services, a general marked decline in the entertainment venue business, as well as temporary closures of our offices. Any such disruption or delay would likely impact our sales and operating results. In addition, COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets of many other countries, resulting in an economic downturn that could affect demand for our products and services and significantly impact our operating results. Additionally, the continued spread of COVID-19 and uncertain market conditions may limit the Company’s ability to access capital.

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” "believes," "expects," “endeavor” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUE, INC.

Dated: March 30, 2020	By:	/s/ Zach Bair
	Name:	Zach Bair
	Title:	Chief Executive Officer, Chairman of the Board, Secretary and Treasurer

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